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                                                                      EXHIBIT 99
                        FARMERS BANK OF MARDELA SPRINGS
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned stockholder of Farmers Bank of Mardela Springs. ("Farmers Bank") hereby appoints Thomas L. Bounds, Milton G. Catlin, Donald C. Sewell and William R. Webster, and any of them, as lawful attorneys and proxies of the undersigned, with several power of substitution, to vote all shares of the common stock of Farmers Bank which the undersigned is entitled to vote at the Special Meeting of the Stockholders of Farmers Bank to be held on February 25, 1997 at 2:00 p.m. at The Mardela Springs Volunteer Fire Department, Station Street, Mardela Springs, Maryland, or at any adjournment thereof as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

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           To approve the Agreement and Plan of Affiliation and Merger, dated December 10, 1996, including the
1.         Agreement of Merger attached as an exhibit thereto (the "Agreement") by and among Farmers Bank, Mercantile
           Bankshares Corporation, a Maryland corporation ("Mercshares"), a bank holding company registered under the
           Bank Holding Company Act of 1956, and Peninsula Bank, a Maryland commercial bank and a wholly owned subsidiary of Mercshares ("Peninsula"), pursuant to which (i) Farmers Bank shall merge with and into
           Peninsula and (ii) each share of common stock of Farmers Bank, par value $12.50 per share ("Farmers Bank
           Common Stock") (other than shares held by holders of Farmers Bank Common Stock who perfect their dissenters'
           rights) automatically shall become and be converted into 1.25 shares of the common stock of Mercshares, par value $2.00 per share.
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            / /  FOR            / /  AGAINST            / /  ABSTAIN

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2.         In their discretion, to vote upon such other business as may properly come before the meeting.
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                                  (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
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    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED IN THIS
PROXY. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS
PROXY WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND IN THE BEST DISCRETION
OF THE PROXY HOLDERS AS TO OTHER MATTERS.
                                              Dated: _____________________, 1997
                                              __________________________________
                                                      Signature of Owner
                                              __________________________________
                                                Additional Signature of Joint
                                                            Owner

                                              Please sign exactly as your name
                                              appears hereon. If stock is
                                              jointly held, each joint owner
                                              should sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian please give
                                              full title as such.